Two Harbors Investment Corp. Reports Fourth Quarter 2016 Financial Results
Delivered Total Stockholder Return of 20% in 2016(1)
MSR Instrumental to Fourth Quarter Book Value Stability

NEW YORK, February 6, 2017 - Two Harbors Investment Corp. (NYSE: TWO), a leading hybrid mortgage real estate investment trust (REIT) that invests in residential mortgage-backed securities (RMBS), mortgage servicing rights (MSR), commercial real estate and other financial assets, today announced its financial results for the quarter ended December 31, 2016.

Quarterly Summary

•	Reported book value of $9.78 per common share, representing a 0.1%(2) total quarterly return on book value after accounting for a dividend of $0.24 per share.

•	Delivered Comprehensive Income of $2.2 million, a return on average equity of 0.3%, or $0.01 per weighted average common share.

•	Reported Core Earnings of $83.4 million, or $0.24 per weighted average common share.(3)

2016 Summary

•	Delivered total stockholder return of 20% in 2016.(1)

•	Generated total annual return on book value of 5.9%, after accounting for dividends of $0.93 per share.(4)

•
Completed wind down of mortgage loan conduit consistent with our timeline and expense expectations; reallocated capital to assets with higher anticipated returns, including MSR and commercial real estate.

•	Added $32.0 billion unpaid principal balance (UPB) of MSR; total fair market value of $693.8 million at December 31, 2016.

•	Increased capital allocated to commercial real estate strategy; aggregate portfolio carrying value of $1.4 billion at December 31, 2016.

•	Repurchased 8.0 million shares, at an average price of $7.64 per share, representing 2.3% of shares outstanding at December 31, 2016.

“Despite the market volatility in the quarter, our ability to protect book value while generating strong earnings illustrates the merits of our approach to risk management,” stated Thomas Siering, Two Harbors’ President and Chief Executive Officer.  “We delivered a 20% total shareholder return in 2016, and the progress we have made on our strategic plan has us well positioned to increase our earnings potential in the year ahead.”

(1)
Two Harbors’ total stockholder return is calculated for the period December 31, 2015 to December 31, 2016. Total stockholder return is defined as stock price appreciation including dividends. Source: Bloomberg.

(2)
Return on book value for the quarter ended December 31, 2016 is defined as the decrease in book value from September 30, 2016 to December 31, 2016 of $0.23, plus the dividend declared of $0.24 per share, divided by September 30, 2016 book value of $10.01 per share.

(3)	Core Earnings is a non-GAAP measure. Please see page 13 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

(4)
Return on book value for the year ended December 31, 2016 is defined as the decrease in book value from December 31, 2015 to December 31, 2016 of $0.33, plus dividends declared of $0.93 per share, divided by December 31, 2015 book value of $10.11 per share.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the fourth quarter of 2016:

Two Harbors Investment Corp. Operating Performance (unaudited)
(dollars in thousands, except per share data)
	Three Months Ended December 31, 2016			Year Ended December 31, 2016
Earnings	Earnings	Per weighted share	Annualized return on average equity	Earnings	Per weighted share	Annualized return on average equity
Comprehensive Income	$2,187	$0.01	0.3%	$193,444	$0.56	5.6%
GAAP Net Income	$341,403	$0.98	39.4%	$353,278	$1.01	10.2%
Core Earnings(1)	$83,392	$0.24	9.6%	$313,927	$0.90	9.1%

Operating Metrics
Dividend per common share	$0.24
Book value per share at period end	$9.78
Other operating expenses as a percentage of average equity	1.9%
________________

(1)	Please see page 13 for a reconciliation of GAAP to non-GAAP financial information.

Earnings Summary
Two Harbors reported Comprehensive Income of $2.2 million, or $0.01 per weighted average common share outstanding, for the quarter ended December 31, 2016, as compared to Comprehensive Income of $136.5 million, or $0.39 per weighted average common share outstanding, for the quarter ended September 30, 2016. The company records unrealized fair value gains and losses on the majority of RMBS, classified as available-for-sale, in Other Comprehensive Income. On a Comprehensive Income basis, the company recognized an annualized return on average equity of 0.3% and 15.7% for the quarters ended December 31, 2016 and September 30, 2016, respectively.

The company reported GAAP Net Income of $341.4 million, or $0.98 per weighted average common share outstanding, for the quarter ended December 31, 2016, as compared to GAAP Net Income of $117.8 million, or $0.34 per weighted average common share outstanding, for the quarter ended September 30, 2016. On a GAAP Net Income basis, the company recognized an annualized return on average equity of 39.4% and 13.6% for the quarters ended December 31, 2016 and September 30, 2016, respectively.

For the fourth quarter of 2016, the company recognized:

•	net realized losses on RMBS and mortgage loans held-for-sale of $158.0 million, net of tax;

•	net unrealized gains on certain RMBS and mortgage loans held-for-sale of $14.8 million, net of tax;

•	net gains of $40.8 million, net of tax, related to swap and swaption terminations and expirations;

•
net unrealized gains of $138.5 million, net of tax, associated with interest rate swaps and swaptions economically hedging its investment portfolio, repurchase agreements and Federal Home Loan Bank (FHLB) of Des Moines advances;

•	net realized and unrealized gains on other derivative instruments of approximately $87.8 million, net of tax;

•	net realized and unrealized losses on consolidated financing securitizations of $6.7 million, net of tax;

•	net realized and unrealized gains of $142.7 million(1) on MSR, net of tax; and

•	restructuring charges of $1.8 million, net of tax.

(1)	Excludes estimated amortization of $31.6 million, net of tax, included in Core Earnings.

The company reported Core Earnings for the quarter ended December 31, 2016 of $83.4 million, or $0.24 per weighted average common share outstanding, as compared to Core Earnings for the quarter ended September 30, 2016 of $82.5 million, or $0.24 per weighted average common share outstanding. On a Core Earnings basis, the company recognized an annualized return on average equity of 9.6% and 9.5% for the quarters ended December 31, 2016 and September 30, 2016, respectively.

Other Key Metrics
Two Harbors declared a quarterly cash dividend of $0.24 per common share for the quarter ended December 31, 2016. The annualized dividend yield on the company’s common stock for the quarter, based on the December 31, 2016 closing price of $8.72, was 11.0%.

The company’s book value per share, after taking into account the fourth quarter 2016 dividend of $0.24 per share, was $9.78 as of December 31, 2016, compared to $10.01 as of September 30, 2016, which represented a total return on book value for the quarter of 0.1%.(1)

Other operating expenses for the quarter ended December 31, 2016 were approximately $16.2 million, or 1.9% of average equity, compared to approximately $14.8 million, or 1.7% of average equity, for the quarter ended September 30, 2016.

Portfolio Summary
The company’s aggregate portfolio is principally comprised of RMBS available-for-sale securities, inverse interest-only securities (Agency Derivatives), MSR, net economic interests in consolidated securitization trusts and commercial real estate assets. As of December 31, 2016, the total value of the company’s portfolio was $15.6 billion.

The company’s portfolio includes rates, credit and commercial real estate strategies. The rates strategy consisted of $12.1 billion of Agency RMBS, Agency Derivatives and MSR as well as their associated notional hedges as of December 31, 2016. The credit strategy consisted of $2.1 billion of non-Agency RMBS, net economic interests in consolidated securitization trusts, as well as their associated notional hedges as of December 31, 2016. The commercial strategy consisted of senior and mezzanine commercial real estate assets with an aggregate carrying value of $1.4 billion as of December 31, 2016.

For the quarter ended December 31, 2016, the annualized yield on the company’s average aggregate portfolio was 3.54% and the annualized cost of funds on the associated average borrowings, which includes net interest rate spread expense on interest rate swaps, was 1.17%. This resulted in a net interest rate spread of 2.37%.

RMBS and Agency Derivatives
For the quarter ended December 31, 2016, the annualized yield on average RMBS and Agency Derivatives was 3.6%, consisting of an annualized yield of 3.0% in Agency RMBS and Agency Derivatives and 8.7% in non-Agency RMBS.

The company experienced a three-month average constant prepayment rate (CPR) of 7.1% for Agency RMBS and Agency Derivatives held as of December 31, 2016, compared to 9.7% for those securities held as of September 30, 2016. The weighted average cost basis of the principal and interest Agency portfolio was 105.9% of par as of December 31, 2016 and 105.6% of par as of September 30, 2016. The net premium amortization was $28.6 million and $33.0 million for the quarters ended December 31, 2016 and September 30, 2016, respectively.

(1)
Return on book value for the quarter ended December 31, 2016 is defined as the decrease in book value from September 30, 2016 to December 31, 2016 of $0.23, plus the dividend declared of $0.24 per share, divided by September 30, 2016 book value of $10.01 per share.

The company experienced a three-month average CPR of 6.2% for non-Agency principal and interest RMBS held as of December 31, 2016, as compared to 7.3% for those securities held as of September 30, 2016. The weighted average cost basis of the non-Agency portfolio was 57.9% of par as of December 31, 2016, compared to 59.1% of par as of September 30, 2016. The discount accretion was $20.3 million for the quarter ended December 31, 2016, compared to $18.3 million for the quarter ended September 30, 2016. The total net discount remaining was $1.2 billion as of December 31, 2016, compared to $1.1 billion as of September 30, 2016, with $0.4 billion designated as credit reserve as of December 31, 2016.

As of December 31, 2016, fixed-rate investments composed 86.9% and adjustable-rate investments composed 13.1% of the company’s RMBS and Agency Derivatives portfolio.

As of December 31, 2016, the company had residential mortgage loans held-for-investment with a carrying value of $3.3 billion and the company’s collateralized borrowings had a carrying value of $3.0 billion, resulting in net economic interests in consolidated securitization trusts of $234.1 million.

Mortgage Servicing Rights
As of December 31, 2016, the company held MSR on mortgage loans with UPB totaling $62.8 billion.(1) The MSR had a fair market value of $693.8 million, as of December 31, 2016, and the company recognized fair value gains of $127.9 million during the quarter ended December 31, 2016.

The company does not directly service mortgage loans, but instead contracts with fully licensed subservicers to handle substantially all servicing functions for the loans underlying the company’s MSR. The company recognized $34.9 million of servicing income, $7.2 million(1) of servicing expenses and $0.1 million in servicing reserve expense during the quarter ended December 31, 2016.

Commercial Real Estate
The company originates and acquires senior and mezzanine commercial real estate assets. These assets are U.S.-domiciled and are secured by a diverse mix of property types, which includes office, retail, multifamily, hotel and industrial properties. As of December 31, 2016, the company held senior and mezzanine commercial real estate assets with an aggregate carrying value of $1.4 billion. For the quarter ended December 31, 2016, the annualized yield on commercial real estate loans was 6.1%, as compared to 6.2% for the quarter ended September 30, 2016.

Residential Mortgage Loans Held for Sale
In the quarter, the company sold substantially all of its remaining portfolio of prime jumbo residential mortgage loans. As previously disclosed, the company discontinued its mortgage loan conduit and securitization business.

(1)	Excludes residential mortgage loans held-for-investment in securitization trusts for which the company is the named servicing administrator.

Other Investments and Risk Management Derivatives
The company held $1.5 billion notional of net short TBAs as of December 31, 2016, which are accounted for as derivative instruments in accordance with GAAP.

As of December 31, 2016, the company was a party to interest rate swaps and swaptions with a notional amount of $20.6 billion. Of this amount, $10.1 billion notional in swaps were utilized to economically hedge interest rate risk associated with the company’s LIBOR-based repurchase agreements and FHLB advances, $10.3 billion notional in swaps were utilized to economically hedge interest rate risk associated with the company’s investment portfolio, and $0.2 billion net notional in swaptions were utilized as macroeconomic hedges.

The following tables summarize the company’s investment portfolio as of December 31, 2016 and September 30, 2016:

Two Harbors Investment Corp. Portfolio
(dollars in thousands)

Portfolio Composition	As of December 31, 2016		As of September 30, 2016
	(unaudited)		(unaudited)
Rates Strategy
Agency Bonds
Fixed Rate Bonds	$11,196,011	71.6%	$12,404,228	73.1%
Hybrid ARMs	30,463	0.2%	32,588	0.2%
Total Agency	11,226,474	71.8%	12,436,816	73.3%
Agency Derivatives	126,599	0.8%	141,232	0.8%
Mortgage servicing rights	693,815	4.4%	455,629	2.7%
Residential mortgage loans held-for-sale	28,732	0.2%	56,908	0.4%
Credit Strategy
Non-Agency Bonds
Senior Bonds	1,210,462	7.8%	1,192,975	7.1%
Mezzanine Bonds	687,644	4.4%	649,993	3.8%
Non-Agency Other	4,277	—%	4,841	—%
Total Non-Agency	1,902,383	12.2%	1,847,809	10.9%
Net Economic Interest in Securitization(1)	234,121	1.5%	244,131	1.4%
Residential mortgage loans held-for-sale	11,414	0.1%	666,266	3.9%
Commercial real estate assets	1,412,543	9.0%	1,114,548	6.6%
Aggregate Portfolio	$15,636,081		$16,963,339
________________

(1)	Net economic interest in securitization consists of residential mortgage loans held-for-investment, net of collateralized borrowings in consolidated securitization trusts.

Portfolio Metrics		Three Months Ended December 31, 2016		Three Months Ended September 30, 2016
		(unaudited)		(unaudited)
Annualized portfolio yield during the quarter		3.54%		3.50%
Rates Strategy
Agency RMBS, Agency Derivatives and mortgage servicing rights		2.6%		2.6%
Credit Strategy
Non-Agency RMBS, Legacy(1)		9.1%		9.1%
Non-Agency MBS, New issue(1)		6.4%		6.1%
Net economic interest in securitizations		12.0%		9.3%
Residential mortgage loans held-for-sale		4.0%		4.1%
Commercial Strategy		6.1%		6.2%

Annualized cost of funds on average borrowing balance during the quarter(2)		1.17%		1.08%
Annualized interest rate spread for aggregate portfolio during the quarter		2.37%		2.42%
Debt-to-equity ratio at period-end(3)	3.9	:1.0	4.2	:1.0

Portfolio Metrics Specific to RMBS and Agency Derivatives		As of December 31, 2016		As of September 30, 2016
		(unaudited)		(unaudited)
Weighted average cost basis of principal and interest securities
Agency(4)		$105.85		$105.64
Non-Agency(5)		$57.86		$59.05
Weighted average three month CPR
Agency		7.1%		9.7%
Non-Agency		6.2%		7.3%
Fixed-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio		86.9%		88.1%
Adjustable-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio		13.1%		11.9%
________________

(1)	Legacy non-Agency RMBS includes non-Agency bonds issued up to and including 2009. New issue non-Agency MBS includes bonds issued after 2009.

(2)	Cost of funds includes interest spread expense associated with the portfolio's interest rate swaps.

(3)	Defined as total borrowings to fund RMBS, residential mortgage loans held-for-sale, commercial real estate assets, MSR and Agency Derivatives, divided by total equity.

(4)	Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes.

(5)
Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency MBS excluding the company's non-Agency interest-only portfolio would be $55.46 at December 31, 2016 and $55.64 at September 30, 2016.

“Owning high quality MSR was a key element in the stable performance of our portfolio this quarter, as it provided an effective hedge against the rise in interest rates and the widening of Agency spreads,” stated Bill Roth, Two Harbors’ Chief Investment Officer.  “We are excited about the year ahead and the opportunity to continue deploying capital in a manner that maximizes shareholder value.”

Financing Summary
The company reported a debt-to-equity ratio, defined as total borrowings under repurchase agreements, FHLB advances and revolving credit facilities to fund RMBS, Agency Derivatives, residential mortgage loans held-for-sale, commercial real estate assets and MSR divided by total equity, of 3.9:1.0 and 4.2:1.0 as of December 31, 2016 and September 30, 2016, respectively.

As of December 31, 2016, the company had outstanding $9.3 billion of repurchase agreements funding RMBS, Agency Derivatives and commercial real estate assets with 23 different counterparties. Excluding the effect of the company’s interest rate swaps, the repurchase agreements had a weighted average borrowing rate of 1.31% as of December 31, 2016.

The company’s wholly owned subsidiary, TH Insurance Holdings Company LLC (TH Insurance), is a member of the FHLB.  As a member of the FHLB, TH Insurance has access to a variety of products and services offered by the FHLB, including secured advances.  As of December 31, 2016, TH Insurance had $4.0 billion in outstanding secured advances, with a weighted average borrowing rate of 0.85%, and had no additional available uncommitted capacity for borrowings.

As of December 31, 2016, the company had outstanding $70.0 million of short-term borrowings secured by MSR collateral under revolving credit facilities with a weighted average borrowing rate of 4.53% and remaining maturities of 306 days.

As of December 31, 2016, the company’s aggregate repurchase agreements, FHLB advances and revolving credit facilities funding RMBS, Agency Derivatives, commercial real estate assets and MSR had a weighted average of 3.8 years to maturity.

The following table summarizes the company’s borrowings by collateral type under repurchase agreements, FHLB advances and revolving credit facilities outstanding as of December 31, 2016 and September 30, 2016, and the related cost of funds for the three months ended December 31, 2016 and September 30, 2016:

	As of December 31, 2016	As of September 30, 2016
(in thousands)	(unaudited)	(unaudited)
Collateral type:
Agency RMBS and Agency Derivatives	$10,843,917	$11,994,502
Mortgage servicing rights	70,000	30,000
Non-Agency MBS	1,282,524	1,232,816
Net economic interests in consolidated securitization trusts(1)	153,231	159,393
Residential mortgage loans held-for-sale	—	485,411
Commercial real estate assets	1,036,679	765,251
	$13,386,351	$14,667,373

Cost of Funds Metrics	Three Months Ended December 31, 2016	Three Months Ended September 30, 2016
	(unaudited)	(unaudited)
Annualized cost of funds on average borrowings during the quarter:	1.1%	1.0%
Agency RMBS and Agency Derivatives	0.8%	0.8%
Mortgage servicing rights(2)	5.4%	5.4%
Non-Agency MBS	2.7%	2.5%
Net economic interests in consolidated securitization trusts(1)	2.2%	1.7%
Residential mortgage loans held-for-sale	0.7%	0.8%
Commercial real estate assets(2)	1.8%	1.8%
________________

(1)	Includes the retained interests from on-balance sheet securitizations, which are eliminated in consolidation in accordance with GAAP.

(2)	Includes amortization of debt issuance costs.

Dividends and Taxable Income
The company declared cash dividends to stockholders of $0.93 per share during the 2016 taxable year. The company fulfilled its requirement as a REIT to distribute at least 90% of its taxable income to stockholders.

Conference Call
Two Harbors Investment Corp. will host a conference call on February 7, 2017 at 9:00 a.m. EST to discuss fourth quarter 2016 financial results and related information. To participate in the teleconference, please call toll-free (877) 868-1835 (or (914) 495-8581 for international callers), conference code 37202558, approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company’s website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. EST on February 7, 2017, through 12:00 a.m. EST on February 14, 2017. The playback can be accessed by calling (855) 859-2056 (or (404) 537-3406 for international callers), conference code 37202558. The call will also be archived on the company’s website in the Investor Relations section under the Events and Presentations link.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, mortgage servicing rights, commercial real estate and other financial assets. Two Harbors is headquartered in New York, New York, and is externally managed and advised by PRCM Advisers LLC, a wholly owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2015, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire mortgage servicing rights (MSR) and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; the state of commercial real estate markets and our ability to acquire or originate commercial real estate loans or related assets; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings and Core Earnings per common share, that exclude certain items. Two Harbors’ management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company’s core business operations, and uses these measures to gain a comparative understanding of the company’s operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 13 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at the SEC’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 590 Madison Avenue, 36th Floor, New York, NY 10022, telephone (612) 629-2500.

Contact
Tim Perrott, Senior Director of Investor Relations, Two Harbors Investment Corp., (612) 629-2514 or
tim.perrott@twoharborsinvestment.com

# # #

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)

	December 31, 2016	December 31, 2015
	(unaudited)
ASSETS
Available-for-sale securities, at fair value	$13,128,857	$7,825,320
Residential mortgage loans held-for-sale, at fair value	40,146	811,431
Residential mortgage loans held-for-investment in securitization trusts, at fair value	3,271,317	3,173,727
Commercial real estate assets	1,412,543	660,953
Mortgage servicing rights, at fair value	693,815	493,688
Cash and cash equivalents	406,883	737,831
Restricted cash	408,312	262,562
Accrued interest receivable	62,751	49,970
Due from counterparties	60,380	17,206
Derivative assets, at fair value	324,182	271,509
Other assets	302,870	271,575
Total Assets	$20,112,056	$14,575,772

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$9,316,351	$5,008,274
Collateralized borrowings in securitization trusts, at fair value	3,037,196	2,000,110
Federal Home Loan Bank advances	4,000,000	3,785,000
Revolving credit facilities	70,000	—
Derivative liabilities, at fair value	12,501	7,285
Due to counterparties	111,884	34,294
Dividends payable	83,437	92,016
Other liabilities	79,576	72,232
Total Liabilities	16,710,945	10,999,211

Stockholders’ Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.01 per share; 900,000,000 shares authorized and 347,652,326 and 353,906,807 shares issued and outstanding, respectively	3,477	3,539
Additional paid-in capital	3,659,973	3,705,519
Accumulated other comprehensive income	199,227	359,061
Cumulative earnings	2,038,033	1,684,755
Cumulative distributions to stockholders	(2,499,599)	(2,176,313)
Total Stockholders’ Equity	3,401,111	3,576,561
Total Liabilities and Stockholders’ Equity	$20,112,056	$14,575,772

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$122,719	$88,543	$415,052	$458,515
Trading securities	—	—	—	8,676
Residential mortgage loans held-for-sale	3,248	7,698	23,037	28,966
Residential mortgage loans held-for-investment in securitization trusts	33,228	30,832	133,993	95,740
Commercial real estate assets	19,540	6,297	59,819	9,138
Cash and cash equivalents	354	235	1,589	902
Total interest income	179,089	133,605	633,490	601,937
Interest expense:
Repurchase agreements	31,679	14,851	97,461	73,049
Collateralized borrowings in securitization trusts	26,764	17,815	97,729	57,216
Federal Home Loan Bank advances	7,297	3,909	26,101	11,921
Revolving credit facilities	476	—	604	—
Total interest expense	66,216	36,575	221,895	142,186
Net interest income	112,873	97,030	411,595	459,751
Other-than-temporary impairment losses	—	—	(1,822)	(535)
Other income:
(Loss) gain on investment securities	(173,469)	99,867	(107,374)	363,379
Gain (loss) on interest rate swap and swaption agreements	177,979	42,526	45,371	(210,621)
Gain (loss) on other derivative instruments	143,443	(2,077)	99,379	(5,049)
(Loss) gain on residential mortgage loans held-for-sale	(1,563)	(4,015)	16,085	14,285
Servicing income	34,959	32,799	143,616	127,412
Gain (loss) on servicing asset	127,895	(3,267)	(83,531)	(99,584)
Other loss	(4,978)	(5,525)	(5,955)	(21,790)
Total other income	304,266	160,308	107,591	168,032
Expenses:
Management fees	11,166	12,270	46,434	50,294
Securitization deal costs	(89)	1,200	6,152	8,971
Servicing expenses	8,214	8,252	32,724	28,101
Other operating expenses	16,203	16,130	63,483	64,162
Restructuring charges	1,801	—	2,990	—
Total expenses	37,295	37,852	151,783	151,528
Income before income taxes	379,844	219,486	365,581	475,720
Provision for (benefit from) income taxes	38,441	8,780	12,303	(16,490)
Net income	$341,403	$210,706	$353,278	$492,210
Basic and diluted earnings per weighted average common share	$0.98	$0.59	$1.01	$1.35
Dividends declared per common share	$0.24	$0.26	$0.93	$1.04
Basic and diluted weighted average number of shares of common stock outstanding	347,643,257	360,090,432	348,073,704	365,247,738

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS), continued
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Comprehensive income (loss):
Net income	$341,403	$210,706	$353,278	$492,210
Other comprehensive loss, net of tax:
Unrealized loss on available-for-sale securities	(339,216)	(213,940)	(159,834)	(496,728)
Other comprehensive loss	(339,216)	(213,940)	(159,834)	(496,728)
Comprehensive income (loss)	$2,187	$(3,234)	$193,444	$(4,518)

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Reconciliation of Comprehensive income (loss) to Core Earnings:

Comprehensive income (loss)	$2,187	$(3,234)	$193,444	$(4,518)

Adjustment for other comprehensive loss:
Unrealized loss on available-for-sale securities	339,216	213,940	159,834	496,728
Net income	$341,403	$210,706	$353,278	$492,210

Adjustments for non-core earnings:
Loss (gain) on sale of securities and residential mortgage loans held-for-sale, net of tax	158,026	(100,548)	93,317	(371,080)
Unrealized (gain) loss on securities and residential mortgage loans held-for-sale, net of tax	(14,794)	14,668	(23,203)	19,612
Other-than-temporary impairment loss, net of tax	—	—	1,822	535
Realized (gain) loss on termination or expiration of swaps and swaptions, net of tax	(40,793)	77,672	70,966	190,242
Unrealized gains on interest rate swaps and swaptions economically hedging investment portfolio, repurchase agreements and FHLB advances, net of tax	(138,488)	(134,182)	(122,682)	(91,874)
(Gain) loss on other derivative instruments, net of tax	(87,772)	6,880	(52,349)	17,108
Realized and unrealized losses on financing securitizations, net of tax	6,661	6,997	11,875	26,384
Realized and unrealized (gain) loss on mortgage servicing rights, net of tax	(142,677)	(11,342)	(27,433)	36,607
Securitization deal costs, net of tax	(58)	780	3,999	5,831
Change in servicing reserves, net of tax	83	502	1,347	206
Restructuring charges	1,801	—	2,990	—
Core Earnings(1)	$83,392	$72,133	$313,927	$325,781	(2)

Weighted average shares outstanding	347,643,257	360,090,432	348,073,704	365,247,738

Core Earnings per weighted average share outstanding	$0.24	$0.20	$0.90	$0.89
________________

(1)
Core Earnings is a non-GAAP measure that we define as Comprehensive Income, excluding realized and unrealized gains or losses on the aggregate portfolio, impairment losses, amortization of business combination intangible assets, servicing reserve expenses on MSR, certain upfront costs related to securitization transactions and restructuring charges. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. Core Earnings is provided for purposes of comparability to other peer issuers.

(2)
Effective July 1, 2015, we refined the MSR amortization methodology utilized for Core Earnings. If this methodology was applied retroactively to the first 6 months of 2015, it would have resulted in an additional $8.6 million expense, net of tax, or $0.03 per weighted average share for that period.

TWO HARBORS INVESTMENT CORP.
SUMMARY OF QUARTERLY CORE EARNINGS
(dollars in millions, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
	(unaudited)
Net Interest Income:
Interest income	$179.1	$168.9	$154.8	$130.8	$133.6
Interest expense	66.2	60.4	54.0	41.4	36.6
Net interest income	112.9	108.5	100.8	89.4	97.0
Other income:
Interest spread on interest rate swaps	(2.9)	(4.3)	(7.7)	(6.2)	(12.6)
Interest spread on other derivative instruments	4.1	3.7	5.0	5.4	6.0
Servicing (expense) income, net of amortization(1)	(0.4)	5.4	11.3	17.9	16.8
Other income	1.7	1.5	1.4	1.3	1.4
Total other income	2.5	6.3	10.0	18.4	11.6
Expenses	35.5	34.2	36.6	34.3	35.8
Core Earnings before income taxes	79.9	80.6	74.2	73.5	72.8
Income tax (benefit) expense	(3.5)	(1.9)	(2.0)	1.7	0.7
Core Earnings	$83.4	$82.5	$76.2	$71.8	$72.1
Basic and diluted weighted average Core EPS	$0.24	$0.24	$0.22	$0.21	$0.20
________________

(1)
Amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio. This amortization has been deducted from Core Earnings. Amortization of MSR is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.